                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant /_/

Filed by a Party other than the Registrant /X/

Check the appropriate box:

      /_/   Preliminary Proxy Statement

      /_/   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

      /_/   Definitive Proxy Statement

      /X/   Definitive Additional Materials

      /_/   Soliciting Material Under Rule 14a-12

                             THE TOPPS COMPANY, INC.
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                (Name of Registrant as Specified in Its Charter)

                             CRESCENDO ADVISORS LLC
                      CRESCENDO PARTNERS II L.P., SERIES Y
                          CRESCENDO INVESTMENTS II, LLC
                                ERIC S. ROSENFELD
                                  ARNAUD AJDLER
                         THE COMMITTEE TO ENHANCE TOPPS
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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      /_/   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      /_/   Fee paid previously with preliminary materials:

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      /_/   Check box if any part of the fee is offset as  provided  by Exchange
Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount previously paid:

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      (2)   Form, Schedule or Registration Statement No.:

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      (3)   Filing Party:

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      (4)   Date Filed

      Crescendo  Partners  II,  L.P.,  Series  Y has  filed a  definitive  proxy statement with the SEC in connection with the  solicitation of proxies against a proposed  merger  between The Topps Company,  Inc.  ("Topps") and a buyout group that includes Madison Dearborn  Partners,  LLC and an investment firm controlled by Michael Eisner,  which will be voted on at a special meeting of the Company's stockholders.

            Item 1: On June 4, 2007,  Crescendo  Advisors  issued the  following press release:

FOR IMMEDIATE RELEASE

          ARNAUD AJDLER DELIVERS LETTER TO THE TOPPS BOARD OF DIRECTORS

         RESPONDS TO FALSE AND MISLEADING STATEMENTS MADE BY THE COMPANY

NEW YORK,  NY - JUNE 4, 2007 - The Committee to Enhance  Topps  announced  today that Arnaud Ajdler has delivered a letter to the Board of Directors of The Topps
Company,  Inc.  (Nasdaq:TOPP)  in  response  to  certain  false  and  misleading statements included in a letter from Arthur Shorin,  Topps' Chairman and CEO, to
Mr. Ajdler dated May 31, 2007.

The full text of the letter follows:

June 4, 2007

BY EMAIL AND FACSIMILE

Board of Directors of The Topps Company, Inc.
c/o Mr. Steven Gartner
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019

Dear Fellow Members of the Board:

      In your May 31, 2007,  letter,  you indicate that the ad hoc committee (of which I am a member)  approved the  retention  of Willkie  Farr & Gallagher  LLP
("Willkie  Farr"),  and you therefore wonder how I can question the independence of the law firm in  light  of its  connection  with  one of our  directors  (Mr.
Nusbaum is the Chairman of Willkie Farr).  I have reviewed the detailed  minutes of the ad hoc  committee  meetings  and did not come  across any  mention of the approval of Willkie  Farr by the ad hoc  committee.  The reason,  of course,  is because the ad hoc committee  never approved the retention of Mr.  Nusbaum's law firm.  I FIND IT  PARTICULARLY  IRONIC THAT THE BOARD USES A FALSE  STATEMENT IN
ORDER TO ATTEMPT TO DEMONSTRATE MY ALLEGED "DUPLICITY".  In any case, you prefer not to address the real issues I raise. For your  information,  in another proxy contest  involving  infoUSA  Inc.,  Glass Lewis,  a proxy  advisory  firm,  just recommended that stockholders  withhold votes for an incumbent  director because he is also a partner at a law firm  which  received  more than $1  million  from
infoUSA  for legal  services.  Glass Lewis  stated in its report:  "WE VIEW SUCH
RELATIONSHIPS AS POTENTIALLY  CREATING  CONFLICTS FOR DIRECTORS,  AS THEY MAY BE
FORCED TO WEIGH THEIR OWN INTERESTS IN RELATION TO  SHAREHOLDER  INTERESTS  WHEN
MAKING BOARD DECISIONS."

      Finally, in your  communications,  you like to repeat that Crescendo wants to take over Topps without paying stockholders for their shares. ONCE AGAIN, YOU
ARE MISLEADING YOUR STOCKHOLDERS.  When a buyer wants to take a company private, as Mr.  Eisner  and  Madison  Dearborn  are  attempting  to do,  the buyer  pays stockholders  a premium for their shares.  While this premium is typically 20 to
30%, you have approved a  transaction  that would pay  stockholders  a meager 3%
premium and a significant discount to where the shares are currently trading. As you well know,  Crescendo  is NOT  trying to take the  Company  private.  If the ill-advised  Eisner  merger  is  voted  down,  Crescendo  will  ask  its  fellow stockholders,  the true  owners  of Topps,  to  replace  seven of the  incumbent directors on the Board with a new slate. This well-qualified  slate is committed to taking all necessary  actions to improve the company's  capital structure and operations  for the  benefit of ALL the  stockholders.  As detailed in our proxy statement, we believe that the Company could be worth conservatively between $16 and $18 per share if managed  properly.  The concept that Crescendo is trying to take over Topps without paying stockholders for their shares is simply ludicrous and irrelevant  since the Company would remain public and since any actions that the new slate would take to maximize  stockholder value would benefit all of the
Company's stockholders, not just Crescendo.

                                           Regards,

                                           /s/ Arnaud Ajdler

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                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The  Committee  to Enhance  Topps  (the  "Committee"),  together  with the other participants  named below, has made a definitive  filing with the Securities and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to  solicit  votes in  connection  with the  solicitation  of proxies against a proposed merger between The Topps Company,  Inc. (the "Company") and a buyout group that includes  Madison  Dearborn  Partners,  LLC, and an investment firm  controlled by Michael  Eisner,  which will be voted on at a meeting of the
Company's stockholders (the "Merger Proxy Solicitation").

Crescendo Advisors ("Crescendo Advisors"),  together with the other participants named  below,  intends to make a  preliminary  filing  with the  Securities  and
Exchange  Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit  votes for the election of its nominees at the 2007 annual meeting of stockholders of Topps (the "Annual Meeting Proxy Solicitation").

THE COMMITTEE AND CRESCENDO  ADVISORS ADVISE ALL  STOCKHOLDERS OF THE COMPANY TO
READ THE PROXY  STATEMENT AND OTHER PROXY  MATERIALS IN CONNECTION  WITH EACH OF
THE MERGER PROXY  SOLICITATION AND THE ANNUAL MEETING PROXY SOLICITATION AS THEY
BECOME AVAILABLE  BECAUSE THEY WILL CONTAIN  IMPORTANT  INFORMATION.  SUCH PROXY

MATERIALS   WILL  BE   AVAILABLE   AT  NO  CHARGE  ON  THE  SEC'S  WEB  SITE  AT
HTTP://WWW.SEC.GOV.  IN ADDITION,  THE  PARTICIPANTS IN THE PROXY  SOLICITATIONS
WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS
FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR,  D.F. KING &
CO., INC. AT ITS TOLL-FREE NUMBER: (800) 628-8532.

The participants in the Merger Proxy  Solicitation are Crescendo Advisors LLC, a
Delaware limited liability company  ("Crescendo  Advisors"),  Crescendo Partners
II,  L.P.,  Series Y, a Delaware  limited  partnership  ("Crescendo  Partners"),
Crescendo  Investments II, LLC, a Delaware limited liability company ("Crescendo
Investments"),  Eric Rosenfeld, Arnaud Ajdler and The Committee to Enhance Topps
(the "Merger Proxy Solicitation Participants").

The  participants  in the Annual Meeting Proxy  Solicitation  include the Merger
Proxy Solicitation  Participants,  together with Timothy E. Brog, John J. Jones,
Michael Appel, Jeffrey D. Dunn, Charles C. Huggins,  Thomas E. Hyland, Thomas B.
McGrath  and  Michael  R.  Rowe  (the   "Annual   Meeting   Proxy   Solicitation
Participants").  Together,  the Merger Proxy  Solicitation  Participants and the
Annual  Meeting Proxy  Solicitation  Participants  are referred to herein as the
"Participants."

Crescendo Advisors  beneficially owns 100 shares of common stock of the Company.
Crescendo  Partners  beneficially  owns 2,547,700  shares of common stock of the
Company. As the general partner of Crescendo Partners, Crescendo Investments may be deemed to beneficially own the 2,547,700  shares of the Company  beneficially owned by Crescendo  Partners.  Eric Rosenfeld may be deemed to beneficially  own
2,547,900 shares of the Company, consisting of 100 shares held by Eric Rosenfeld and Lisa  Rosenfeld  JTWROS,  2,547,700  shares Mr.  Rosenfeld  may be deemed to beneficially  own by virtue of his  position  as  managing  member of  Crescendo
Investments and 100 shares Mr.  Rosenfeld may be deemed to  beneficially  own by virtue of his position as managing  member of  Crescendo  Advisors.  Mr.  Ajdler beneficially owns 2,301 shares of the Company.

Timothy E. Brog beneficially owns 133,425 shares of common stock of the Company,
John J. Jones beneficially owns 2,301 shares of common stock of the Company, and none of Michael Appel,  Jeffrey D. Dunn,  Charles C. Huggins,  Thomas E. Hyland,
Thomas B.  McGrath  and  Michael R. Rowe  beneficially  own any shares of common stock of the Company.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
D.F. King & Co., Inc.
(800) 628-8532
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